EXHIBIT 12

                          TRANS WORLD AIRLINES, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                         Prior
                                      Predecessor
                                        Company                   Predecessor Company
                                     --------------  ---------------------------------------------
                                       Ten Months     Two Months                     Eight Months
                                         Ended           Ended        Year Ended         Ended
                                       October 31,    December 31,   December 31,     August 31,
                                          1993           1993            1994            1995
                                     -------------    ------------  -------------    -------------
Loss from operations before
  income taxes ...................   $(362,620)       $ (88,140)     $(432,869)       $(338,309)
Add:
  Interest on indebtedness (1) ...      91,877           31,204        195,352          123,247
  Portion of rents representative
    of the interest factor .......      57,821           12,198         87,122           60,849
                                     ---------        ---------      ---------        ---------
  Income as adjusted .............   $(212,922)       $ (44,738)     $(150,395)       $(154,213)
                                     ---------        ---------      ---------        ---------
Fixed Charges:
  Interest on indebtedness .......   $  91,877        $  31,204      $ 195,352        $ 123,247
  Capitalized interest ...........       2,104              267          2,133             --
  Portion of rents representative
    of the interest factor .......      57,821           12,198         87,122           60,849
                                     ---------        ---------      ---------        ---------
  Fixed Charges ..................   $ 151,802        $  43,669      $ 284,607        $ 184,096
                                     ---------        ---------      ---------        ---------

Ratio of earnings to fixed charges       (1.40)           (1.02)         (0.53)           (0.84)
                                     ---------        ---------      ---------        ---------
Deficiency .......................   $ 364,724        $  88,407      $ 435,002        $ 338,309
                                     ---------        ---------      ---------        ---------



                                                                   Reorganized Company
                                     -------------------------------------------------------------------------------
                                     Four Months      Years Ended December 31,        Three Months Ended March 31,
                                        Ended       ----------------------------   ---------------------------------
                                     December 31,
                                        1995            1996            1997             1997              1998
                                     ------------   -----------     ------------   --------------    ---------------

Loss from operations before
  income taxes ...................   $ (32,268)       $(274,577)     $ (89,335)     $(105,193)        $ (79,558)
Add:
  Interest on indebtedness (1) ...      45,917          126,822        114,066         28,397            30,215
  Portion of rents representative
    of the interest factor .......      32,131          100,997        123,609         28,608            34,635
                                     ---------        ---------      ---------        ---------       ---------
  Income as adjusted .............   $  45,780        $ (46,758)     $ 148,340      $ (48,188)        $ (14,708)
                                     ---------        ---------      ---------        ---------
Fixed Charges:                                                                                        ---------
  Interest on indebtedness .......   $  45,917        $ 126,822      $ 114,066      $  28,397         $  30,215
  Capitalized interest ...........        --              5,463          4,784            510             1,027
  Portion of rents representative
    of the interest factor .......      32,131          100,997        123,609         28,608            34,635
                                     ---------        ---------      ---------        ---------       ---------
  Fixed Charges ..................   $  78,048        $ 233,282      $ 242,459      $  57,515         $  65,877
                                     ---------        ---------      ---------        ---------

Ratio of earnings to fixed charges        0.59            (0.20)          0.61          (0.84)            (0.22)
                                     ---------        ---------      ---------        ---------       ---------
Deficiency .......................   $  32,268        $ 280,040      $  94,119      $ 105,703         $  80,585
                                     ---------        ---------      ---------        ---------       ---------

---------

(1) Includes amortization of expense on debt.